61588

                                     SUB-ITEM 77H

                                  MFS INSTITUTIONAL TRUST

         As of June 30, 2003, the following entity beneficially owned more than 25% of any one fund's voting securities, thereby becoming a controlling entity of such fund:

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                                                                           % OF
                                                                         SHARES

FUND                       OWNER AND ADDRESS                              OWNED
----                       -----------------
                                                                 OF ENTIRE FUND

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No Changes.
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   As of June 30, 2003, the following entity no longer  beneficially  owned more than 25% of any one fund's voting securities, thereby ceasing to be a controlling entity of such funds:

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Foster Wheeler Corporation           MFS Institutional International Equity Fund
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